                                                                      Exhibit 11

Computation of per share earnings
                                                         Year Ended October 31,
                                                      1994        1993        1992
                                                      ----        ----        ----
                                                  (in thousands, except per-share data)
Primary
- -------
   Average shares outstanding                        15,146      15,012      14,815
   Net effect of dilutive stock options -
      based on the treasury stock
      method using average market price                 181          84          48

                                                    -------      ------      ------
                         Total                       15,327      15,096      14,863
                                                    =======      ======      ======
   Income from continuing operations
      before cumulative effect of
      change in accounting                          $19,619     $14,015     $14,045
   Preferred stock dividends and adjustments         (2,097)     (2,109)     (4,413)
                                                    -------     -------     -------
   Income applicable to common stock                $17,522     $11,906     $ 9,632
                                                    =======      ======      ======
   Per share amount                                   $1.14       $0.79       $0.65
                                                      =====       =====       =====

   Net income                                       $25,081     $14,015     $17,436
   Preferred stock dividends and adjustments         (2,097)     (2,109)     (4,413)
                                                    -------     -------     -------
   Income applicable to common stock                $22,984     $11,906     $13,023
                                                    =======      ======      ======
   Per share amount                                   $1.50       $0.79       $0.88
                                                      =====       =====       =====
Fully Diluted
- -------------
   Average shares outstanding                        15,146      15,012      14,815
   Net effect of dilutive stock options -
      based on the treasury stock method
      using the year end price, if higher
      than average market price                         266         104          85
   Common share equivalents:
      Series B Preferred                              1,308       1,316       1,322

                                                    -------      ------      ------
                         Total                       16,720      16,432      16,222
                                                    =======      ======      ======
   Income from continuing operations
      before cumulative effect of
      changes in accounting                         $19,619     $14,015     $14,045
   Preferred stock (Series C) dividends
      and adjustments                                     0           0      (2,296)
   Preferred stock (Series B) dividends
      rate adjustment                                (1,474)     (1,512)     (1,518)
                                                    -------     -------     -------
   Income applicable to common stock                $18,145     $12,503     $10,231
                                                    =======      ======      ======
   Per share amount                                   $1.09       $0.76       $0.63
                                                      =====       =====       =====

   Net income                                       $25,081     $14,015     $17,436
   Preferred stock (Series C) dividends
      and adjustments                                     0           0      (2,296)
   Preferred stock (Series B) dividends
      rate adjustment                                (1,474)     (1,512)     (1,518)
                                                    -------     -------     -------
   Income applicable to common stock                $23,607     $12,503     $13,622
                                                    =======      ======      ======
   Per share amount                                   $1.41       $0.76       $0.84
                                                      =====       =====       =====




                                      -1-